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                                                                EXHIBIT 10.14.4

                       THIRD AMENDMENT TO LEASE AGREEMENT

         THIS THIRD AMENDMENT TO LEASE AGREEMENT (this "Third Amendment"), dated this 1st day of April, 2002, by and between COUSINS LORET VENTURE, L.L.C., a Georgia limited liability company, as successor-in-interest to CSB-GEORGIA LIMITED PARTNERSHIP, a Georgia limited partnership ("CSB") (the "Landlord") and LODGIAN, INC., a Delaware corporation, as successor-in-interest to IMPAC HOTEL GROUP, L.L.C. (the "Tenant"), is effective April 1, 2002 (the "Effective Date").

                                   RECITALS:

         WHEREAS, CSB as predecessor-in-interest to Landlord) and IMPAC HOTEL GROUP, L.L.C., as predecessor-in-interest to Tenant entered into that certain Lease Agreement dated April 7, 1997 (the "Lease") for that certain office space consisting of 21,817 square feet of net rentable area, located on the 7th floor at the Building known as Two Live Oak, 3445 Peachtree Road NE, Atlanta, Georgia 30326 (the "Leased Premises"), with a Lease Term beginning on July 7, 1997 and ending at midnight on June 30, 2003;

         WHEREAS, the Lease was amended by First Amendment to Lease Agreement dated May 8, 1998 (the "First Amendment") whereby 7,597 square feet of net rentable area, located on the 3rd floor of the Building, was added to the Leased Premises, thereby increasing the net rentable area of the Leased Premises from 21,817 square feet to 29,414 square feet;

         WHEREAS, the Lease was amended by Second Amendment to Lease Agreement dated June 7, 2000 (the "Second Amendment"), whereby 4,910 square feet of net rentable area, located on the 3rd floor of the Building, was added to the Leased Premises, thereby increasing the net rentable area of the Leased Premises from 29,414 square feet to 34,324 square feet;

         WHEREAS, Tenant hereby wishes to reduce the net rentable area of the Premises; and

                                   AGREEMENT:

         NOW THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree that effective on the Effective Date:

1. That portion of the Lease Premises consisting of 12,507 square feet of net rentable area and located on the 3rd floor of the Building, as shown on Exhibit "A" attached hereto and incorporated herein by reference (the "Deleted Space"), is expressly withdrawn from the Leased Premises, thereby decreasing the net rentable area of the Leased Premises from 34,324 square feet to 21,817 square feet.

2. Tenant's Percentage Share for the payment of Additional Rental shall be adjusted accordingly, to exclude the net rentable area of the Deleted Space.


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3.       Net Rental for the remaining Premises on 7th floor of the Building consisting of 21,817 square feet of net rentable area, shall be reduced and calculated at the annual rate of fifteen dollars ($15.00) per square foot of net rentable area.

4. This Third Amendment, in the sole discretion of the Landlord, may be declared null and void if any of the following events occurs: (a) the Tenant's existing bankruptcy case (jointly administered under Changer 11 Case No. 01-16345-brl [Bankr. S.D.N.Y.]) (the "Bankruptcy Case") is converted to a Chapter 7 case under Title 11 of the United States Code; (b) a trustee is appointed in the Bankruptcy Case; or (c) the Lease is rejected (by operation of law or by motion) in the Bankruptcy Case. In the event that any of these Bankruptcy Events occurs, Tenant waives the right to object to any claim filed by Landlord in the Bankruptcy Case solely on the basis that it should be reduced by virtue of the reduction of any monthly rent or related charges agreed to in this Third Amendment. This Third Amendment shall apply solely for the benefit of the Tenant (or its affiliates) and not to any assignee of Tenant under the Lease. It is further agreed that this Third Amendment is made in "the ordinary course of business" as set forth in 11 U.S.C. Section 363(c)(1). Nothing herein constitutes an assumption of the Lease.

5. Tenant shall pay Landlord the sum of one thousand dollars ($1,000.00) to defray Landlord's costs in affecting this Third Amendment and such sum is due and payable upon execution of this Third Amendment by Tenant and the deliverance to Landlord for execution.

6. Exhibit I (Right of First Offer) to the Lease shall be deleted entirely.

7. Paragraph 3 (Termination Right) of the First Amendment shall be deleted entirely.

8. The parties hereto acknowledge that in this transaction, no one has acted as agent for Landlord and no one has acted as agent for Tenant and each party represents and warrants to the other party that neither party has employed or dealt with any broker, agent or finder in the negotiations of this Third Amendment and each party shall indemnify and hold the other party harmless from and against any liability, claim, damage, cost or expense in the event of the inaccuracy of such representation and warranties.

9. Except as modified herein, all other terms and conditions of the Lease, as the same may have been previously modified from time to time, between the parties above described, shall continue in full force and effect.

10. The undersigned executing this Third Amendment on behalf of the Tenant represents and warrants that they are authorized to execute this Third Amendment on behalf of Tenant.

                  All capitalized terms used herein, and not otherwise defined herein, shall have the meanings ascribed in the Lease.

                      [signatures begin on the next page]


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         IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the date and year first above written.

LANDLORD:

COUSINS LORET VENTURE, L.L.C.,
a Georgia limited liability company

By:      COUSINS PROPERTIES INCORPORATED,
         a Georgia corporation, member




By:      /s/ Jack A. LaHue
   --------------------------------------------------
         Jack A. LaHue
-----------------------------------------------------   (print or type name)
Its:  Senior Vice President
    -------------------------------------------------

         [Corporate Seal]

By:      LORET Holdings, L.L.L.P.,
         a Georgia limited liability limited partnership,
         member

By:      Peachtree Investors, L.P.,
         a Pennsylvania limited partnership,
         general partner




By:      /s/ Douglas M. Firstenberg
   --------------------------------------------------
Name:  Douglas M. Firstenberg
Its:  General Partner


         [Corporate Seal]

                    [Signatures continued on the next page]


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TENANT:

LODGIAN, INC.,
a Delaware corporation




By:      /s/ Daniel Ellis
   --------------------------------------------------
             Daniel Ellis
-----------------------------------------------------  (print or type name)
Its:  Vice President
    -------------------------------------------------

         [Corporate Seal]

                              [end of signatures]


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                     [Architectural Design of Floor Space]

                                [Deleted Space]

Third Floor Plan

TWO LIVE OAK CENTER
ATLANTA, GEORGIA

A DEVELOPMENT OF COUSINS PROPERTIES
12-29-99

This floor plan is intended only to show the general layout of the property or a part thereof. Landlord reserves the right to alter, vary, add to or omit in whole or in part, any structures, and/or improvements, and/or common areas shown on this plan. This plan is not to scale and all measurements and distances are approximate.

                                  EXHIBIT "A"

                                 Deleted Space


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